7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange
NEWS

Vista Gold Corp. Announces Addition of New Independent Director to its Board of Directors

Denver, Colorado, August 3, 2011 – Vista Gold Corp. (TSX & AMEX:  VGZ) (“Vista” or the “Corporation”) is pleased to announce that its Board of Directors has approved the appointment of Nicole Adshead-Bell to the Board.

Dr. Adshead-Bell has a successful career in capital markets, most recently as Managing Director, Investment Banking, Haywood Securities Inc.  She also worked as a mining analyst with Dundee Securities Corporation and Sun Valley Gold LLC. Earlier in her career she was responsible for various exploration projects and was an independent consultant in the fields of structural and economic geology. She has Ph.D., Honours and B.Sc. degrees in Geology from James Cook University, Queensland, Australia.

Mike Richings, Executive Chairman and CEO said; “We are very pleased to have Nicole join our Board.  We believe her strong background in geology and her extensive financial sector experience will allow her to make a significant contribution to the Board and the Corporation, particularly as we continue to advance our large Mt. Todd gold project in the Northern Territory in Australia.”

About Vista Gold Corp.

During the period 2002-2006, Vista strategically acquired a number of gold properties containing well understood and defined mineral resources. In 2007, Vista completed a transaction, in which Vista contributed its Nevada gold mining interests to Allied Nevada Gold Corp. (“ANV”) (a company formed by Vista). Following the formation of ANV, Vista made a substantial return to its shareholders in the form of common shares of ANV which were distributed to the shareholders of record at the time of the transaction. Since that time, Vista has been focused on adding value to its remaining properties through transactions and advancing the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, toward production decisions. Recently, Vista added substantially to its balance sheet through its investment in Midas Gold Corp. (“Midas”). In April 2011, Vista participated in a transaction that combined Vista’s holdings in Idaho with that of Midas Gold, Inc. to form Midas. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the director’s ability to make a significant contribution to the board of directors, the advancement of the Mt. Todd and Concordia gold projects towards production decisions, Vista’s continuing efforts to add value to its properties, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential, ” “indicate, ” “expect, ” “intend, ” “hopes, ” “believe, ” “may, “will, ”, “could”, “if, ” “anticipate, ” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs;, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011 and Quarterly Report on From 10-Q, as filed on May 10, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com